Exhibit 99.1


         Muzak Holdings LLC Announces Second Quarter Results

    Operating Highlights (excludes DMX transaction related amounts):

    EBITDA Increases 9.1% over Prior Year

    Positive Free Cash Flow of $1.2 Million

    Business Editors

    FORT MILL, S.C.--(BUSINESS WIRE)--Aug. 15, 2007--Muzak Holdings LLC ("Muzak" or the "Company"), a leading provider of business music services in the United States, today announced financial results for the quarter ended June 30, 2007.

    Total revenue for the quarter ended June 30, 2007 was $62.8 million, a 2.1% increase, compared to $61.5 million for the quarter ended June 30, 2006. Music and other business services revenue for the quarter ended June 30, 2007 was $47.9 million, a 1.6% increase, compared to $47.2 million for the quarter ended June 30, 2006.
Equipment sales and related services revenue increased to $14.9 million in the quarter ended June 30, 2007 as compared to $14.3 million for the same period in 2006.

    Total revenue for the six months ended June 30, 2007 was $125.1 million, a 3.5% increase, compared to $120.9 million for the six months ended June 30, 2006. Music and other business services revenue for the six months ended June 30, 2007 was $95.6 million, a 1.0% increase, compared to $94.7 million for the six months ended June 30, 2006. Equipment sales and related services revenue increased to $29.5 million for the six months ended June 30, 2007 as compared to $26.3 million for the same period in 2006.

    EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $17.3 million for the quarter ended June 30, 2007 (excluding $0.8 million in expenses directly associated with the proposed DMX transaction), an increase of $1.4 million or 9.1% as compared to $15.9 million in the quarter ended June 30, 2006. Revenue increases were offset by increases in cost of revenues, decreasing our total margins on revenue to 58.2% for the quarter ended June 30, 2007 compared to 58.6% for the quarter ended June 30, 2006. Selling, general and administrative expenses as a percentage of total revenue fell to 32.3% for the quarter ended June 30, 2007 from 33.4% for the quarter ended June 30, 2006.

    EBITDA was $34.9 million for the six months ended June 30, 2007 (excluding $1.5 million in expenses directly associated with the proposed DMX transaction), an increase of $4.4 million or 14.2% as compared to $30.6 million in the six months ended June 30, 2006. Our total margins on revenues increased to 59.5% for the six months ended June 30, 2007 compared to 58.7% for the six months ended June 30, 2006. Selling, general and administrative expense as a percentage of total revenue fell to 33.1% for the six months ended June 30, 2007 from 34.1% for the six months ended June 30, 2006.

    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended June 30, 2007 was $7.9 million, a 15.6% decrease, compared to $9.4 million in the prior year and was $15.9 million for the six months ended June 30, 2007, which is a 22.6% decrease from the $20.5 million in the prior year. EBITDA and net loss include $0.8 million and $1.5 million in non-recurring costs associated with the potential DMX transaction for the three and six months ended June 30, 2007, respectively. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.

    The Company generated a net cash increase of $1.2 million for the three months ended June 30, 2007 versus an increase of $0.6 million for the three months ended June 30, 2006 and generated $3.7 million and $1.6 million for the six months ended June 30, 2007 and 2006, respectively (excluding 0.6 million and $0.7 million in proposed DMX transaction expenses paid in the quarter and six months ended June 30, 2007, respectively). This represents the seventh consecutive quarter of positive cash flow. The positive cash flow for the quarter is primarily attributable to more efficient subscriber additions through the continued implementation of the Company's standardized pricing initiative and other operational efficiencies. The net investment made in new subscriber locations was $5.6 million for the quarter ended June 30, 2007 versus $6.2 million in 2006.

    On April 12, 2007, the Company announced that it is contemplating a future consolidation or combination with DMX, Inc. This combination would be contingent on a sale of the combined entity to a undetermined third party buyer following clearance by federal regulators. Accordingly, the parties have submitted a Hart-Scott-Rodino filing seeking clearance for such a transaction. In the interim, Muzak and DMX will remain independent companies and continue to compete and to provide, without disruption, the highest-quality products and services to their respective clients.

    On May 23, 2007, the Company received a request for additional information and documents, (commonly referred to as a "second request"), in connection with the Department of Justice's review of the Company's proposed combination with DMX. The Company is currently in the process of fulfilling such request. While a substantial amount of data has been and continues to be provided to the Department of Justice, we cannot state with certainty when the Department's review will be completed. During the quarter ended June 30, 2007, the Company expensed $0.8 million in transaction related expenditures and $1.5 million for the six months ended June 30, 2007. These expenses are recorded in selling, general and administrative expenses. Actual cash paid related to this transaction was $0.6 million and $0.7 million, respectively, for the quarter and six months ended June 30, 2007.

    Muzak Holdings LLC will have a conference call on August 15, 2007 at 11:00 a.m. (Eastern Standard Time) to discuss second quarter results. The call in number is 1-800-341-3130 and the access code is 18785587. A replay of the call will be available for one week beginning at 11:00 a.m. on August 16, 2007. The replay number is 1-888-843-8996 and the access code is 18785587.

    Muzak creates experiences that reach more than 100 million people daily. Some of the biggest brands in business work with Muzak to enhance their brand image. More than 80 core music programs and an endless variety of custom programs are distributed through a national network of sales and service locations, from Muzak's library of approximately 2 million tracks. For more information, visit www.muzak.com.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personnel, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.


                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)


                              Quarter Ended

                          6/30/2007   6/30/2006  % Change   3/31/2007
                         ----------- ----------- --------- -----------
Selected Operations Data

 Revenues
  Music and Other
   Business Services     $   47,927  $   47,172       1.6% $   47,705
  Equipment Sales and
   Related Services          14,866      14,321       3.8%     14,636
                         ----------- ----------- --------- -----------
   Total Revenues            62,793      61,493       2.1%     62,341
                         ----------- ----------- --------- -----------

 Cost of Revenues
  Music and Other
   Business Services         11,588      11,251       3.0%     11,027
  Equipment Sales and
   Related Services          14,631      14,227       2.8%     13,454
                         ----------- ----------- --------- -----------
   Total Cost of
    Revenues                 26,219      25,478       2.9%     24,481
                         ----------- ----------- --------- -----------

 Selling, General and
  Administrative
  Expenses (1)               19,518      20,525      -4.9%     20,365

 Other (income) expense        (244)       (372)    -34.4%       (163)
 Transaction related
  expenses (3)                  775           -         -         775
                         ----------- ----------- --------- -----------

  EBITDA (4)             $   16,525  $   15,862       4.2% $   16,883
                         =========== =========== ========= ===========
    EBITDA Margin              26.3%       25.8%                 27.1%


Other financial data

 EBITDA per the
  indentures (4)         $   16,915  $   16,255            $   17,235
 Muzak LLC Interest
  Expense                    11,642      11,772                11,845
 Muzak Holdings LLC
  Interest Expense           12,457      12,587                12,660
 Muzak LLC Net Debt to         6.18x       6.48x                 6.08x
  EBITDA (5)
 Muzak Holdings LLC Net        6.54x       6.88x                 6.43x
  Debt to EBITDA (5)

Balance sheet data (end
 of period)

 Cash Balance (6)        $   23,888  $   19,387            $   23,237
 Muzak LLC Total Debt
  (7)                       440,352     441,053               440,472
 Muzak Holdings LLC
  Total Debt (7)            464,597     465,298               464,717


                          Muzak Holdings LLC
                         Financial Highlights
----------------------------------------------------------------------
                  (unaudited, dollars in thousands)


                                        Six months ended

                                      6/30/2007   6/30/2006  % Change
                                     ----------- ----------- ---------
Selected Operations Data

 Revenues
  Music and Other Business Services  $   95,632  $   94,664       1.0%
  Equipment Sales and Related
   Services                              29,502      26,278      12.3%
                                     ----------- ----------- ---------
   Total Revenues                       125,134     120,942       3.5%
                                     ----------- ----------- ---------

 Cost of Revenues
  Music and Other Business Services      22,615      22,320       1.3%
  Equipment Sales and Related
   Services                              28,085      27,659       1.5%
                                     ----------- ----------- ---------
   Total Cost of Revenues                50,700      49,979       1.4%
                                     ----------- ----------- ---------

                                     ----------- ----------- ---------
 Total Selling, General and
  Administrative (1)                     39,883      40,872      -2.4%
                                     ----------- ----------- ---------

 Restructuring Charges (2)                    -         339         -
 Other (income) expense                    (407)       (514)    -20.8%
 Transaction related expenses (3)         1,550           -         -
                                     ----------- ----------- ---------

  EBITDA (4)                         $   33,408  $   30,266      10.4%
                                     =========== =========== =========
    EBITDA Margin                          26.7%       25.0%

 EBITDA per the indentures (4)       $   34,150  $   31,230


(1)Selling, general, and administrative expenses include non-cash amortization and impairment of capitalized commissions of $3.8 million and $4.1 million for the quarter ended June 30, 2007 and 2006, respectively and $7.7 million and $8.2 million for the six months ended June 30, 2007 and 2006, respectively.

Selling, general, and administrative expenses include $0.4 million capitalized labor impairment charges for the quarter ended June 30, 2007 and June 30, 2006, respectively and $0.7 million and $1.0 million for the six months ended June 30, 2007 and 2006, respectively.

(2)Restructuring charges include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006

(3)Transaction related expenses include $0.8 million and $1.5 million of expenses directly associated with the proposed DMX transaction.

(4)Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). The primary difference between EBITDA and EBITDA per indentures is the exclusion of non-cash items. Non-cash items excluded are comprised of the write-off of capitalized labor upon client terminations. EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.


                                               Three months ended
                                           Q2 2007   Q2 2006  Q1 2007
                                          --------- --------- --------
  Net Loss                                $ (7,924) $ (9,392) $(7,945)
  Interest expense                          12,457    12,587   12,660
  Taxes                                       (105)      (84)    (102)
  Depreciation and amortization             12,097    12,751   12,270
                                          --------- --------- --------
  EBITDA                                    16,525    15,862   16,883
                                          --------- --------- --------
  Non-cash items                               390       393      352
                                          --------- --------- --------
  EBITDA pursuant to the Notes            $ 16,915  $ 16,255  $17,235
                                          ========= ========= ========

                                           Six months ended
                                           Q2 2007   Q2 2006
                                          --------- ---------
  Net Loss                                $(15,869) $(20,490)
  Interest expense                          25,117    25,027
  Taxes                                       (207)     (164)
  Depreciation and amortization             24,367    25,893
                                          --------- ---------
  EBITDA                                    33,408    30,266
                                          --------- ---------
  Non-cash items                               742       964
                                          --------- ---------
  EBITDA pursuant to the Notes            $ 34,150  $ 31,230
                                          ========= =========

(5)Reflects Total Debt described in (7) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized Basis.

(6)Cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit

(7)Total Debt excludes $1.7 million of debt of a subsidiary that is non-recourse to the Company.


    CONTACT: Muzak Holdings LLC
             Dodd Haynes - Chief Financial Officer, 803-396-3000
             Marissa Ferrari - Media Relations, 803-396-3000